Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-265951) of Bain Capital Specialty Finance, Inc. of our report dated February 27, 2025 relating to the financial statements, senior securities table and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the reference to us under the heading “Senior Securities” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 27, 2025